EXHIBIT 23.2
                                  ------------


                       FORREST A. GARB & ASSOCIATES, INC.
                      INTERNATIONAL PETROLEUM CONSULTANTS
                    5310 HARVEST HILL ROAD, SUITE 160-LB 152
                            DALLAS, TEXAS 75230-5805

                               September 23, 1996

                               CONSENT OF EXPERT
                               -----------------

Ms. Debra Valice
Seitel, Inc.
50 Briar Hollow Lane, 7th Floor West
Houston, Texas 77027

Dear Ms. Valice:

     Forest A. Garb & Associates, Inc., petroleum consultants, hereby consent to the incorporation by reference in any registration statement or other document filed with the Securities and Exchange Commission by Seitel, Inc. our reserve report dated January 1, 1996 and to all references to our firm included therein.

                                             Forrest A. Garb & Associates, Inc.
                                             By:  /s/ Forrest A. Garb
                                                  ------------------------------
                                             Name:    Forrest A. Garb
                                             Title:   President

                                             Dallas, Texas
                                             September 23, 1996



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